As filed with the Securities and Exchange Commission on December 30, 2005	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEW JERSEY	22-2786386
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1405 U.S. HIGHWAY 206
BEDMINSTER, NEW JERSEY 07921
(Address of Principal Executive Offices)

DENDRITE INTERNATIONAL, INC. NEW HIRE AUTHORIZATION

(Full Title of the Plan)

CHRISTINE A. PELLIZZARI, Esq.
SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
DENDRITE INTERNATIONAL, INC.
1405 U.S. HIGHWAY 206
BEDMINSTER, NEW JERSEY 07921
908-443-2000

(Name, Address and Telephone Number of Agent For Service)

With a Copy to:

WARREN J. CASEY, ESQ.
PITNEY HARDIN LLP
P.O. BOX 1945
MORRISTOWN, NEW JERSEY 07962-1945
(973) 966-6300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value per share	2,000,000	$14.61	$29,220,000	$3,126.54

(1)                                  Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”) additional shares of Common Stock may be issuable pursuant to anti-dilution provisions of the Dendrite International, Inc. New Hire Authorization (the “Plan”).

(2)                                  Estimated solely for the purpose of calculating the registration fee.  Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on  December 28, 2005.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          Incorporation of Certain Documents By Reference.

This Form S-8 is filed with the Securities and Exchange Commission (“Commission”) pursuant to General Instruction E to Form S-8. The contents of prior Registration Statement on Form S-8, filed with the Commission on November 6, 2002 (File No. 333-101048) is incorporated herein by reference.

The additional 2,000,000 shares being registered pursuant to this Form S-8 constitute shares of Dendrite International, Inc. (the “Registrant”) Common Stock which may be issued to satisfy awards granted under the Plan.

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a)  The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005.

(b)  All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report.

(c)  The description of the Registrant’s Common Stock, no par value contained in the Registrant’s Registration Statement on Form 8-A filed on May 24, 1995.

(d)  The description of the Common Stock contained in the Registrant’s Amendment No. 1 to the Registration Statement on Form 8-A filed on June 9, 1995.

(e)  The description of the Common Stock contained in the Registrant’s Amendment No. 2 to the Registration Statement on Form 8-A filed on June 21, 1995.

All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.          Exhibits

4	Dendrite International, Inc. New Hire Authorization (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on September 21, 2005)

5	Opinion of Legal Counsel

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Legal Counsel (included in Exhibit 5 hereto)

24	Power of Attorney (included on signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bedminster, State of New Jersey, on this 30th day of December, 2005.

Dendrite International, Inc.
(Registrant)

By:	JEFFREY J. BAIRSTOW
Name:	Jeffrey J. Bairstow
Title:	Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of the Registrant hereby severally constitutes and appoints John E. Bailye and Christine A. Pellizzari, and each of them, their true and lawful attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including any post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

JOHN E. BAILYE		December 30, 2005
John E. Bailye	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

JEFFREY J. BAIRSTOW		December 30, 2005
Jeffrey J. Bairstow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

BRENT J. COSGROVE		December 30, 2005
Brent J. Cosgrove	Vice President and Corporate Controller (Principal Accounting Officer)

JOHN A. FAZIO		December 23, 2005
John A. Fazio	Director

BERNARD M. GOLDSMITH		December 27, 2005
Bernard M. Goldsmith	Director

EDWARD J. KFOURY		December 30, 2005
Edward J. Kfoury	Director

PETER W. LADELL		December 30, 2005
Peter W. Ladell	Director

PAUL A. MARGOLIS		December 30, 2005
Paul A. Margolis	Director

JOHN H. MARTINSON		December 30, 2005
John H. Martinson	Director

TERENCE H. OSBORNE		December 30, 2005
Terence H. Osborne	Director

PETER G. TOMBROS		December 30,2005
Peter G. Tombros	Director

PATRICK J. ZENNER		December 30, 2005
Patrick J. Zenner	Director

INDEX TO EXHIBITS

Exhibit No.	Description

5	Opinion of Legal Counsel

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Legal Counsel (included in Exhibit 5 hereto)

24	Power of Attorney (included on signature page hereto)